SECTOR: Consumer
INDUSTRY: Apparel
VLOV, Inc.

Siming District
Xiamen
Fujian, China
Tel: (86592) 234-5999
www.vlov.net

Company Contact:
Bennet Tchaikovsky
Tel: (310) 622-4515
bennet@vlov.net

SELECT FINANCIALS
OTCBB: VLOVD
Fiscal Year End	Dec. 31st
Market Cap- fully diluted shares (12/12/11)	$34.3M
Current Price (12/12/11)	$4.38
52-Week Price Range	$2.13 - $6.25
Fully—Diluted Shares (9/30/11) as adjusted for 1-for-2.5 reverse stock split effectuated on December 9, 2011.	7.8M
Cash (11/11/11)	$18.2M
2010 Revenues	$73.8M
2010 Net Income	$15.0M
2010 Adjusted Net Income (Non-GAAP and unaudited)	$12.6M
Management Ownership (% of common + common shares to be issued upon preferred conversion	49.6%
Legal	LKP Global Law LLP
Auditor	Crowe Horwath, LLP

VLOV, Inc., designs, sources, markets and sells casual, fashion-forward apparel for men in the People’s Republic of China, fashion-forward apparel for middle class men ages 20-45 in China. VLOV is a leading lifestyle brand in the PRC and recently was the sole China representative that appeared at the Mercedes-Benz New York Fashion Week Spring/Summer 2012 in September 2011.  The Company sells through 11 exclusive distributors that purchase VLOV merchandise and sell through their own points of sale (“POS”) including stand alone store locations, store-in-stores, concessions and some counters. As of September 30, 2011, the distributors had 540 POS across 11 provinces.  Additionally, the Company owns and operates 20 stand alone store locations and stores-in-stores in Fujian Province. The creative process is managed in-house, while 100% of manufacturing is outsourced. VLOV’s operating model drives solid margins and cash flow.

Investment Highlights

•	Compelling consumer market, marked by expected double-digit growth in retail sales of men’s apparel from 2006-2011. VLOV’s target demographic accounts for the greatest wealth creation in China today.
•	Highly leverageable business model. The Company has the ability to expand its distribution and extend its brand reach without significant capital expenditures or external financing.
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Unique business model drives strong gross profit and operating margins. For the nine months ended September 30, 2010, the Company reported revenue of $49.1 million, an increase of 7.2% over comparable 2009 period. Gross margins for the period were 39.1% and operating margins were 22.6%.

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Experienced and talented management team. VLOV’s CEO has more than 20 years of experience in apparel and was awarded China Fashion Week’s ‘Top Ten Designer Award’ for the past two years for VLOV’s Spring/Summer 2011 and 2012 fashion lines.

	FY 2009	FY 2010	vs. FY 2009	Nine Months Ended Sept 30, 2010 (unaudited)	Nine Months Ended Sept 30, 2011 (unaudited)
Revenue	$64.3M	$73.8M	+ 15%	$49.1M	$57.8M
Gross Profit	$23.3M	$30.0M	+ 29%	$19.2M	$25.1M
Operating Income	$13.6M	$17.3M	+ 28%	$11.1M	$11.8M
Net Income/Fully Diluted EPS*	$6.4M / $1.01	$15.0M / $1.92	+133% / +88%	$9.0M / $1.18	$9.8M / $1.26

* For FYE December 31, 2009, net income/EPS was reduced by a deemed dividend (not paid) on the preferred stock in the amount of $4.0M. All per share amounts have been adjusted for the 1 for 2.5 reverse split effectuated on December 12, 2011.

The VLOV Lifestyle Brand – “Victory & Love”

•	VLOV represents Victory and Love, a reflection of a successful life.
•	Focused sales strategy includes 11 exclusive distributors who service 540 points of sale.
•	Company owns and operates 20 store locations in Fujian Province, one of China’s wealthiest
•	Emphasis on fashion-forward designs with new product design launches each year.

Compelling Market Opportunity

•	China’s wealthiest consumers are 25-44 years old
•	Retail sales of men’s apparel, particularly local brands, continue to grow at double-digit rates.
•	VLOV’s target demographic – middle income men ages 20 to 45 – are sophisticated when it comes to fashion and great style, and scrutinizing about the brands they buy.

Products & Distribution

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Products are sold under the VLOV brand through distributors in 540 Points of Sale across northern, central, and southern China and 20 Company-owned and operated stores in Fujian Province (one of China’s wealthiest).

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The Company has exclusive relationships with 11 distributors who operate free standing stores, store-in-stores, counters and concessions. This strategy enables the Company to leverage regional expertise and achieve economies of scale.

•	VLOV maintains control over brand image, advertising and marketing.
•	100% of VLOV’s manufacturing is outsourced, optimizing working capital and operational focus.

540 POS operated by Distributors, 20  Company O&O stores.

Advertising & Marketing

•	Creating a “global” brand: presented at the Mercedes-Benz New York Fashion Week Spring/Summer 2012 in September 2011 (sole China representative)
•	In the future, the Company is looking to sponsor events, television programs and movies aimed at its 20- 45 year old target demographic.
•	Selling expenses represented 16.2% of revenue for the nine months ended September 30, 2011
•	The Company has a 43 person marketing & advertising team focused on continually enhancing VLOV’s lifestyle brand image and broadening its appeal.

Growth Initiatives

•	Continue to evolve VLOV’s lifestyle brand positioning to reflect a more elegant, stylish, casual chic image. Extend price points to reach a broader consumer base.
•	Expand depth of product offerings and increase SKUs.
•	Broaden retail network through additional distribution agreements & continue to open/acquire store locations.
•	Increase brand promotion, marketing and advertising to create a global brand image.
•	Continue transitioning distributor-operated VLOV Points of Sale from concessions and kiosks to modern, higher-end stand alone store and store-in-store locations.

Experienced Management Team

Qingqing Wu – Chairman and CEO, graduated from Xiamen Jimei School of Light Industry in 1990 with a major in apparel design and received a Masters in Business Administration degree from Tsing-Hua University in 2007. Mr. Wu also serves as the Standing Director of the First Committee of the Association of Fabric & Apparel in Jinjiang City.

Bennet Tchaikovsky— CFO, has more than 21 years of experience in financial management, SEC reporting, U.S. exchange listings, corporate governance, financing transactions and investor relations. Mr. Tchaikovsky serves as the Company’s full time Chief Financial Officer. He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law. For the past 4 years, Mr. Tchaikovsky has specialized in China-based companies that are publicly traded on U.S. exchanges. In 2009 and 2010, while serving as CFO, he was instrumental in the uplisting process from the OTC Bulletin Board to the NASDAQ Capital Market for Skystar Bio-Pharmaceutical Company (NASDAQ: SKBI) and China Jo-Jo Drugstores (NASDAQ: CJJD). Mr. Tchaikovsky is also serves as a director for China Jo-Jo Drugstores.

Zhifan Wu – Director, has over 20 years of experience in the purchasing functions in the fashion trade and has served as the manager of the Purchasing Department since 2006. Mr. Wu worked as the purchasing assistant at Huangbao Apparel Co., Ltd. from 1996 to 2000. From March 2000 to 2005, Mr. Wu served as the manager of the Purchasing Department in Huangbao Apparel Co., Ltd.

Disclaimer

Statements included in this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, market demand, and the company's ability to expand production capacity and obtain new distribution agreements, accurately estimate net revenues due to variability in its customer ordering or production capabilities. As a result, actual results may differ materially from any financial outlooks stated herein. Common stocks involve significant risk and it is possible to lose your entire capital investment. Further information on potential factors that could affect the Company's financial results can be found on www.sec.gov.This information does not provide an analysis of the Company’s financial position and is not a solicitation to purchase or sell securities of the Company.